UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2021

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 or the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 20, 2021, Brady Corporation (the “Company”) issued a press release announcing its fiscal 2021 third quarter financial results. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 7.01	REGULATION FD DISCLOSURE

On May 20, 2021, the Company hosted a conference call related to its fiscal 2021 third quarter financial results. A copy of the slides referenced in the conference call, which is also posted on the Corporation’s website, is being furnished to the Securities and Exchange Commission as Exhibit 99.2 attached hereto and is incorporated herein by reference.

Item 8.01	OTHER EVENTS

On April 15, 2021, the Company agreed to launch an all-cash tender offer (the "Tender Offer") in Finland to acquire all of the outstanding, publicly-held shares of Nordic ID Oyj ("Nordic ID"), a Finnish corporation. The obligation of the Company to consummate the Tender Offer was subject to customary closing conditions, including the tender of more than 90% of the outstanding, publicly-held shares of Nordic ID within the offer period ("Offer Period"), the receipt of all required regulatory approvals and consents, and the absence of a material adverse change with respect to Nordic ID.

On May 19, 2021, the results of the Company’s Tender Offer were finalized, and the shares that were validly tendered represent 92.9% of all outstanding shares and votes in Nordic ID. Because more than 90% of the outstanding, publicly-held shares of Nordic ID were validly tendered and not validly withdrawn within the Offer Period and the other closing conditions were satisfied, the Company expects to consummate the Tender Offer on or about May 21, 2021. The total cash consideration offered for each Nordic ID Share validly tendered in the Tender Offer is EUR 3.30 per share, which equates to a total equity purchase of EUR 8.1 million (USD 9.9 million), plus the assumption of debt of approximately USD 3 million.

As the Company's holding in Nordic ID will exceed 90% of the total number of shares and votes in Nordic ID after the settlement of the shares validly tendered in the Tender Offer, the Company intends to initiate statutory redemption proceedings for the remaining shares in Nordic ID under the Finnish Companies Act. Following such statutory redemption proceedings, the Company will own all of the outstanding shares in Nordic ID, and it intends to cause Nordic ID to apply for delisting of its shares from the Nasdaq First North Growth Market Finland.

FORWARD-LOOKING STATEMENTS

In this report, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “continue” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: Brady’s ability to consummate the tender offer and the other transactions contemplated by the agreement with Nordic ID, including the statutory redemption, on the timeframe disclosed or at all; adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; raw material and other cost increases; difficulties in protecting our websites, networks, and systems against security breaches; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; foreign currency fluctuations; potential write-offs of Brady’s goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health issues and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2020 and subsequent Form 10-Q filings.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated May 20, 2021, relating to fiscal 2021 third quarter financial results.
99.2	Informational slides provided by Brady Corporation, dated May 20, 2021, relating to fiscal 2021 third quarter financial results.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: May 20, 2021

/s/ AARON J. PEARCE
Aaron J. Pearce
Chief Financial Officer and Treasurer